THE J.P. Morgan U.S Equity Portfolio
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/23/01	Charter Communications, Inc. (CHTR)

Shares            Price            Amount
11,300  	  $21.00	$237,300.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      J.P. Morgan Funds
$0.735      N/A		0.002%	           0.004%

  Broker
Morgan Stanley & Co.

Underwriters of Charter Communications, Inc. (CHTR)

Underwriters                            Number of Shares
Morgan Stanley & Co., Inc.                    18,336,150
Goldman, Sachs & Co.                          18,336,150
Banc of America Securities LLC                 2,619,450
Bear, Stearns & Co., Inc.                      2,619,450
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated                      2,619,450
Salomon Smith Barney, Inc.                     2,619,450
J.P. Morgan Securities, Inc.                   2,095,560
Credit Lyonnais Securities (USA), Inc.         1,047,780
Fleet Securities, Inc.                         1,047,780
BMO Nesbitt Burns                                523,890
Dresdner Kleinwort Wasserstein Securities LLC    523,890
Total                                         52,389,000